Exhibit 31.4
CERTIFICATIONS
     I, Robert Avery, certify that:
     1. I have reviewed this Annual Report on Form 10-K/A of Atmel Corporation; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 27, 2007	/s/ ROBERT AVERY
Robert Avery
Vice President Finance and Chief Financial Officer